Exhibit 23.1

Assentsure PAC UEN – 201816648N 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No.2 to Form F-3 of our report dated July 24, 2025, with respect to the consolidated financial statements of Raytech Holding Limited and its subsidiary, appearing in its Annual Report on Form 20-F for the year ended March 31, 2025.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Assentsure PAC

Singapore

December 15, 2025